Exhibit 10.1

The portion of this exhibit marked with “[***]” has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) the type of information that the registrant treats as private or confidential.

THIRD AMENDMENT TO DIRECT LENS LETTER AGREEMENT

This Third Amendment to the Direct Lens Letter Agreement (the “Third Amendment”), dated effective as of January 1, 2026 (“Effective Date”), is by and between Essilor of America, Inc., (“Essilor”), a Delaware corporation, and National Vision, Inc. (“NVI”), a Georgia corporation, and provides as follows:

W I T N E S S E T H :

WHEREAS, Essilor and NVI are parties to that certain Direct Lens Agreement, executed effective November 12, 2018, and amended July 19, 2022 and November 8, 2023, (collectively the “DL Letter Agreement”); and

WHEREAS, Essilor and NVI desire to further amend the DL Letter Agreement upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                   Defined Terms. All capitalized terms used but not defined in this Third Amendment shall have the meaning assigned to them in the DL Letter Agreement.

2.                   Section 2 - Direct Lenses

The following sentence is hereby added to the end of the first paragraph in Section 2:

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3.                   Section 4(a) - Term

Section 4(a) shall be amended to read as follows:

Term. The term of this Agreement shall extend from June 1, 2019, until May 31, 2028 (the “Initial Term”), unless terminated earlier (or extended) pursuant to the terms of this Agreement. Thereafter, this Agreement shall automatically renew on a month-to-month basis (collectively the “Renewal Term”), unless either party gives the other at least thirty (30) days’ prior written notice of the end of the Initial Term or Renewal Term, as applicable, of its desire to terminate the Agreement. Notwithstanding the forgoing, Customer shall have the ability to unilaterally extend this Agreement an additional calendar quarter after the proposed termination date. The Initial Term and the Renewal Term shall collectively be referred to herein as the “Term.”

Each one (1) year anniversary of this Agreement shall be referred to as a “Contract Year.” By way of example, Contract Year 1 shall extend from June 1, 2019 until May 31, 2020.

4.                   Section 24 – Notices

The reference to Megan Molony shall be replaced with Ana Moeddel, Chief Merchandising Officer.

5.                   Schedule A

Schedule A of the DL Letter Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto as of the Effective Date.

6.                   Miscellaneous.

(a)                Except as specifically amended by this Third Amendment, all provisions of the DL Letter Agreement remain in full force and effect, and the DL Letter Agreement, as amended by this Third Amendment, will from and after the Effective Date hereof be read as a single integrated document incorporating the changes effected by this Third Amendment.

(b)                The DL Letter Agreement, as amended, is hereby ratified and confirmed by the parties hereto.

(c)                If there is a conflict between the provisions of the DL Letter Agreement and the Third Amendment, the provisions of this Third Amendment will control.

(d)                This Third Amendment may be signed in counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Direct Lens Agreement as of the Effective Date written above.

ESSILOR OF AMERICA, INC. By: /s/ Fabrizio Uguzzoni Name: Fabrizio Uguzzoni Title: President, North America	NATIONAL VISION, INC. By: /s/ Ana Moeddel Name: Ana Moeddel Title: Chief Merchandising and Managed Care Officer

Schedule A

(Pricing)

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